Exhibit 99.1

INOVIO Announces Appointment

Of Roger Dansey, M.D., to its Board of Directors

Dr. Dansey, Seagen’s Chief Medical Officer, brings extensive expertise in immuno-oncology and drug development

Appointment of industry leader in drug development expands the Board’s diverse industry, clinical development, research and commercialization expertise

PLYMOUTH MEETING, PA – May 17, 2021 – INOVIO (NASDAQ:INO), a biotechnology company focused on bringing to market precisely designed DNA medicines to treat and protect people from infectious diseases, cancer, and HPV-associated diseases, today announced the appointment of Roger D. Dansey, M.D. to its Board of Directors. The appointment adds extensive expertise in drug development to the INOVIO Board as the company strengthens its focus on its late stage product development programs. Currently the Chief Medical Officer at Seagen (formerly Seattle Genetics), Dr. Dansey has played a central role in Seagen’s efforts to become a globally recognized, multi—product oncology company.

Dr. Dansey previously served as the Therapeutic Area Head for Late-Stage Oncology at Merck & Co., Inc., where he oversaw registration efforts for Keytruda® (pembrolizumab) across multiple tumor types. Earlier in his career, he was the Vice President of Oncology Clinical Research at Gilead Sciences and the Global Development Lead for Xgeva® (denosumab) at Amgen, where he held multiple roles in both oncology and hematology. Dr. Dansey holds an M.D. from the University of Witwatersrand in Johannesburg, South Africa.

Simon X. Benito, Chairman of INOVIO’s Board, said, “We are pleased to welcome Dr. Dansey to INOVIO’s Board of Directors. His impressive efforts at Seagen coupled with his track record of achievement in cancer drug development at Merck, Gilead, and Amgen will be invaluable to the organization as the company evolves its oncology, HPV and vaccine portfolio – including INO-5401, its DNA medicine for Glioblastoma Multiforme (GBM) and INO-4800 for COVID-19 – and prepare for commercialization.”

Dr. Dansey said, “I’m pleased to join INOVIO at a pivotal time for the company. This is the time for DNA medicines. I believe they offer an innovative approach to fighting cancer. I am looking forward to working with the team and supporting their mission of rapidly bringing to market life-saving DNA medicines to meet urgent global health needs in oncology and infectious diseases.”

About INOVIO’s DNA Medicines Platform

INOVIO has 15 DNA medicine clinical programs currently in development focused on HPV-associated diseases, cancer, and infectious diseases, including coronaviruses associated with MERS and COVID-19 diseases being developed under grants from the Coalition for Epidemic Preparedness Innovations (CEPI) and the U.S. Department of Defense. DNA medicines are composed of optimized DNA plasmids, which are small circles of double-stranded DNA that are synthesized or reorganized by a computer sequencing technology and designed to produce a specific immune response in the body.

INOVIO’s DNA medicines deliver optimized plasmids directly into cells intramuscularly or intradermally using INOVIO’s proprietary hand-held smart device called CELLECTRA®. The CELLECTRA® device uses a brief electrical pulse to reversibly open small pores in the cell to allow the plasmids to enter, overcoming a key limitation of other DNA and other nucleic acid approaches, such as mRNA. Once inside the cell, the DNA plasmids enable the cell to produce the targeted antigen. The antigen is processed naturally in the cell and triggers the desired T cell and antibody mediated immune responses. Administration with the CELLECTRA® device ensures that the DNA medicine is efficiently delivered directly into the body’s cells, where it can go to work to drive an immune response. INOVIO’s DNA medicines do not interfere with or change in any way an individual’s own DNA. The advantages of INOVIO’s DNA medicine platform are how fast DNA medicines can be designed and manufactured; the stability of the products, which do not require freezing in storage and transport; and the robust immune response, safety profile, and tolerability that have been observed in clinical trials.

With more than 3,000 patients receiving INOVIO investigational DNA medicines in more than 7,000 applications across a range of clinical trials, INOVIO has a strong track record of rapidly generating DNA medicine candidates with potential to meet urgent global health needs.

About INOVIO

INOVIO is a biotechnology company focused on rapidly bringing to market precisely designed DNA medicines to treat and protect people from infectious diseases, cancer, and diseases associated with HPV. INOVIO is the first and only company to have clinically demonstrated that a DNA medicine can be delivered directly into cells in the body via a proprietary smart device to produce a robust and tolerable immune response. Specifically, INOVIO’s lead candidate VGX-3100 is the first DNA medicine to achieve efficacy endpoints in a Phase 3 clinical trial, REVEAL 1, for the treatment of precancerous cervical dysplasia caused by HPV-16 and/or HPV-18. VGX-3100 also demonstrated positive Phase 2 efficacy results in separate trials evaluating the treatment of precancerous vulvar dysplasia and anal dysplasia. Also in development are programs targeting HPV-related cancers and a rare HPV-related disease, recurrent respiratory papillomatosis (RRP); non-HPV-related cancers glioblastoma multiforme (GBM) and prostate cancer; as well as externally funded infectious disease DNA vaccine development programs in Zika, Lassa fever, Ebola, HIV, and coronaviruses associated with MERS and COVID-19 diseases. Partners and collaborators include Advaccine, ApolloBio Corporation, AstraZeneca, The Bill & Melinda Gates Foundation, Coalition for Epidemic Preparedness Innovations (CEPI), Defense Advanced Research Projects Agency (DARPA)/Joint Program Executive Office for Chemical, Biological, Radiological and Nuclear Defense (JPEO-CBRND)/Department of Defense (DoD), HIV Vaccines Trial Network, International Vaccine Institute (IVI), Kaneka Eurogentec, Medical CBRN Defense Consortium (MCDC), National Cancer Institute, National Institutes of Health, National Institute of Allergy and Infectious Diseases, Ology Bioservices, the Parker Institute for Cancer Immunotherapy, Plumbline Life Sciences, Regeneron, Richter-Helm BioLogics, Thermo Fisher Scientific, University of Pennsylvania, Walter Reed Army Institute of Research, and The Wistar Institute. INOVIO also is a proud recipient of 2020 Women on Boards “W” designation recognizing companies with more than 20% women on their board of directors. For more information, visit www.inovio.com.

CONTACTS:

Media: Jeff Richardson, 267-440-4211, jrichardson@inovio.com

Investors: Ben Matone, 484-362-0076, ben.matone@inovio.com

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This press release contains certain forward-looking statements relating to our business, including our plans to develop and commercialize DNA medicines, our expectations regarding our research and development programs, including the planned initiation and conduct of preclinical studies and clinical trials and the availability and timing of data from those studies and trials, and our ability to successfully manufacture and produce large quantities of our product candidates if they receive regulatory approval. Actual events or results may differ from the expectations set forth herein as a result of a number of factors, including uncertainties inherent in pre-clinical studies, clinical trials, product development programs and commercialization activities and outcomes, our ability to secure sufficient manufacturing capacity to mass produce our product candidates, the availability of funding to support continuing research and studies in an effort to prove safety and efficacy of electroporation technology as a delivery mechanism or develop viable DNA medicines, our ability to support our pipeline of DNA medicine products, the ability of our collaborators to attain development and commercial milestones for products we license and product sales that will enable us to receive future payments and royalties, the adequacy of our capital resources, the availability or potential availability of alternative therapies or treatments for the conditions targeted by us or collaborators, including alternatives that may be more efficacious or cost effective than any therapy or treatment that we and our collaborators hope to develop, issues involving product liability, issues involving patents and whether they or licenses to them will provide us with meaningful protection from others using the covered technologies, whether such proprietary rights are enforceable or defensible or infringe or allegedly infringe on rights of others or can withstand claims of invalidity and whether we can finance or devote other significant resources that may be necessary to prosecute, protect or defend them, the level of corporate expenditures, assessments of our technology by potential corporate or other partners or collaborators, capital market conditions, the impact of government healthcare proposals and other factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2020, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 and other filings we make from time to time with the Securities and Exchange Commission. There can be no assurance that any product candidate in our pipeline will be successfully developed, manufactured or commercialized, that final results of clinical trials will be supportive of regulatory approvals required to market products, or that any of the forward-looking information provided herein will be proven accurate. Forward-looking statements speak only as of the date of this release, and we undertake no obligation to update or revise these statements, except as may be required by law.